Exhibit 4.1

EXECUTION VERSION

MAGNUM HUNTER RESOURCES, INC.

AND

THE SUBSIDIARY GUARANTORS PARTY HERETO

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 6, 2005

to

INDENTURE

Dated as of December 17, 2003

Floating Rate Convertible Senior Notes Due 2023

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FIRST SUPPLEMENTAL INDENTURE, dated as of June 6, 2005 (this “First Supplemental Indenture”), among MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the “Company”), MAGNUM HUNTER PRODUCTION, INC., a Texas corporation (“MHP”), GRUY PETROLEUM MANAGEMENT CO., a Texas corporation (“Gruy”), HUNTER GAS GATHERING, INC., a Texas corporation (“Hunter”), TRAPMAR PROPERTIES, INC., a Texas corporation (“Trapmar”), CONMAG ENERGY CORPORATION, a Texas corporation (“Conmag”), PINTAIL ENERGY, INC., a Delaware corporation (“Pintail”), PRIZE OPERATING COMPANY, a Delaware corporation (“Prize Operating”), PEC (DELAWARE), INC., a Delaware corporation (“PEC”), PRIZE ENERGY RESOURCES, L.P., a Delaware limited partnership (“Prize Energy”), OKLAHOMA GAS PROCESSING, INC., a Delaware corporation (“Oklahoma Gas,” and together with MHP, Gruy, Hunter, Trapmar, Conmag, Pintail, Prize Operating, PEC and Prize Energy, the “Subsidiary Guarantors”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York (herein called the “Trustee”).

WITNESSETH:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to an Indenture, dated as of December 17, 2003 (the “Original Indenture”), pursuant to which the Company’s Floating Rate Convertible Senior Notes due 2023 in the principal amount of $125,000,000 were issued;

WHEREAS, the Company and the Subsidiary Guarantors are entering into this First Supplemental Indenture with the Trustee in compliance with Section 9.01 of the Indenture in order to, among other things, conform Section 10.11 of the Original Indenture to the Offering Memorandum;

NOW, THEREFORE, each party agrees as follows for the benefit of each of the other parties to this First Supplemental Indenture and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I
DEFINITIONS

Capitalized terms that are defined in this First Supplemental Indenture (including without limitation in the introductory paragraph and the Recitals hereto) shall have the meanings assigned to them herein.  Capitalized terms used in this First Supplemental Indenture (including without limitation in the introductory paragraph and the Recitals hereto) that are not otherwise defined herein shall have the meanings assigned to them in the Original Indenture.

ARTICLE II
AMENDMENTS

Section 2.1             Amendments to Definitions.

Section 1.1 of the Original Indenture is amended by adding the following defined term:

“First Supplemental Indenture” means the First Supplemental Indenture, dated as of June 6, 2005, among the Company, the Subsidiary Guarantors, and the Trustee.

For all purposes of the Original Indenture, this First Supplemental Indenture and the Securities, the definition of the following term set forth in Section 1.1 of the Original Indenture is amended and restated to read in full as follows:

“Indenture” means this instrument as originally executed, as supplemented and amended by the First Supplemental Indenture, and as it may from time to time be supplemented or amended in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

Section 2.2             Amendments to Section 10.11.

The first sentence of Section 10.11 of the Original Indenture is amended and restated to read in full as follows:

If any of the following shall occur, namely:

(i)  any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(ii)  any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the resulting or surviving corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or

(iii) any sale or conveyance of all or substantially all of the assets of the Company,

in each case pursuant to which the outstanding shares of Common Stock would be converted into cash, securities, or other property, then (1) at the effective time of such reclassification, change,

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consolidation, combination, merger, share exchange, sale or conveyance, a Holder’s right to convert its Securities into cash and shares of Common Stock will be changed into a right to convert its Securities into the kind and amount of cash, securities and other property that such Holder would have received if such Holder had converted its Securities immediately prior to such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance and (2) the Company, or the successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that, at the effective time of such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance, a Holder’s right to convert its Securities into cash and shares of Common Stock shall be changed into the right to convert its Securities into the kind and amount of cash, securities and other property that such Holder would have received if such Holder had converted its Securities immediately prior to such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance.

Section 2.3             Amendments to Exhibits A-1 and A-2.

The first sentence in paragraph (4) of each of the Form of Reverse Side of Note attached as Exhibits A-1 and A-2 to the Original Indenture is amended and restated to read in full as follows:

Magnum Hunter Resources, Inc., a Nevada corporation, issued the Securities under an Indenture, dated as of December 17, 2003, among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee.  Such Indenture was supplemented and amended by the First Supplemental Indenture, dated as of June 6, 2005 (the “First Supplemental Indenture”), among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto and the Trustee.  Such Indenture, as supplemented and amended by the First Supplemental Indenture and as it may from time to time be supplemented or amended by one or more other indentures supplemental thereto entered into pursuant to the applicable provisions thereof is herein referred to as the “Indenture.”

Section 2.4             Amendment to Exhibit C.

The last sentence of the first paragraph of the Guarantee attached as Exhibit C to the Original Indenture is amended and restated to read in full as follows:

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Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of December 17, 2003, among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee (as supplemented and amended by the First Supplemental Indenture, dated as of June 6, 2005, among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee and as it may from time to time be supplemented or amended by one or more other indentures supplemental thereto entered into pursuant to the applicable provisions thereof, the “Indenture”).

ARTICLE III
CONCERNING THE TRUSTEE

Section 3.1             Terms and Conditions.

The Trustee accepts this First Supplemental Indenture and agrees to perform the express duties of the Trustee upon the terms and conditions set forth herein and in the Original Indenture, as modified by this First Supplemental Indenture.

Section 3.2             No Responsibility.

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or the Subsidiary Guarantors or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company or the Subsidiary Guarantors, as the case may be.

ARTICLE IV
EFFECTIVE TIME; EFFECT OF EXECUTION AND DELIVERY

From and after the date of this First Supplemental Indenture and without any further notice or action on the part of the Company, the Subsidiary Guarantors, the Trustee, any Holder or any other Person, (i) the Original Indenture shall be deemed to be modified in accordance with the amendments set forth in Article II of this First Supplemental Indenture, (ii) this First Supplemental Indenture shall form a part of the Indenture for all purposes, (iii) each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby, (iv) except as expressly modified by this First Supplemental Indenture, the Original Indenture shall continue in full force and effect, (v) the Securities shall continue to be governed by the Original Indenture, as modified by this First Supplemental Indenture, and (vi) every Holder of Securities theretofore authenticated and delivered under the Original Indenture and hereafter authenticated and delivered under the Original Indenture, as modified by this First Supplemental Indenture, shall be bound by the Original Indenture, as modified by this First Supplemental Indenture.

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ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.1             Headings

The Article and Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction of this First Supplemental Indenture.

Section 5.2             Rights and Obligations of the Trustee.

All of the provisions of the Original Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with the same effect as if set forth herein in full.

Section 5.3             Successors.

All agreements of the Company and each of the Subsidiary Guarantors in this First Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 5.4             Separability Clause.

In case any provision in this First Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.5             Multiple Originals.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 5.6             Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.7             Conflict with Trust Indenture Act.

If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this First Supplemental Indenture by the TIA, the required provision shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

COMPANY:

MAGNUM HUNTER RESOURCES, INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

SUBSIDIARY GUARANTORS:

MAGNUM HUNTER PRODUCTION, INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

GRUY PETROLEUM MANAGEMENT CO.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

HUNTER GAS GATHERING, INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

TRAPMAR PROPERTIES, INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

CONMAG ENERGY CORPORATION

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

PINTAIL ENERGY, INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

PRIZE OPERATING COMPANY

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

PEC (DELAWARE), INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

PRIZE ENERGY RESOURCES, L.P.

By: Prize Operating Company, its General Partner

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

OKLAHOMA GAS PROCESSING, INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Associate